Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 31, 2022, relating to the consolidated financial statements of Abeona Therapeutics Inc., which appears in the Annual Report on Form 10-K of Abeona Therapeutics Inc. for the year ended December 31, 2021.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Whitley Penn LLP

Plano, Texas

November 30, 2022